UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

On July 6, 2017, Heidrick & Struggles International, Inc. (“HSII”) announced the appointment of Krishnan Rajagopalan as the Chief Executive Officer and President of HSII effective as of July 6, 2017.

On September 21, 2017, HSII entered into an employment agreement (“Agreement”) with Mr. Rajagopalan under which he will receive: (i) an annual base salary of $850,000 per year; (ii) an annual cash bonus target opportunity equal to 150 percent of his base salary, subject to the attainment of certain performance goals established annually by the Board’s Human Resources and Compensation Committee (“HRCC”); and (iii) an annual long-term incentive equity award target opportunity equal to 150 percent of his base salary, subject to the attainment of certain performance goals established annually by the HRCC. Mr. Rajagopalan will participate in the Company’s (i) Management Incentive Plan (“MIP”) at the Tier I level; (ii) Change in Control Severance Plan (“CIC Plan”); (iii) Management Severance Pay Plan (“Severance Plan”) at the Tier I level; (iv) equity programs; and (v) vacation and benefit plans at the same level as other senior executives. The Agreement is effective as of July 6, 2017. Full descriptions of the Company’s benefit and compensation plans are contained in the HSII’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 26, 2017 and is incorporated herein by reference.

In addition, in September 2017, HSII will grant Mr. Rajagopalan performance-vesting restricted stock units (“PRSUs”) with a grant date fair value of $1,000,000. The PRSUs will be eligible to time vest ratably over three years, subject to the achievement of transformation performance objectives and metrics to be determined annually by the Board of Directors.

Mr. Rajagopalan’s Agreement also provides for severance payable upon termination without cause or resignation for good reason, as well as customary restrictive covenants in favor of HSII. A copy of Mr. Rajagopalan’s Agreement is attached hereto and incorporated herein by reference.

Chairman’s Letter Agreement Regarding Equity Awards

Mr. Tracy R. Wolstencroft was appointed the non-executive Chairman of the Board on July 6, 2017. HSII entered into an agreement (the “Letter Agreement”) with Mr. Wolstencroft on September 21, 2017 pursuant to which Mr. Wolstencroft voluntarily agreed, with the concurrence of the Board of Directors, to forfeit 100 percent of his 2017 Restricted Stock Unit and Performance Stock Unit grants. Mr. Wolstencroft remains eligible to continue vesting in 100 percent of his 2014 sign-on RSU grant, without proration, subject to his continued service on the board through the future scheduled vesting dates. With respect to his outstanding 2015 and 2016 RSUs and PSU grants, Mr. Wolstencroft remains eligible to earn an agreed upon pro-rata portion of the tranches scheduled to vest in 2017, 2018 and 2019, subject to his continued service as a director through the scheduled vesting dates (and with the performance goals for PSUs deemed to have been achieved at target level performance), and he agreed to forfeit the remaining portions of such 2015 and 2016 RSU and PSU awards. A copy of Mr. Wolstencroft’s Letter Agreement is attached hereto and incorporated herein by reference.

In connection with his appointment as Chair, Mr. Wolstencroft will receive the standard compensation for non-employee directors of HSII as set forth in the HSII’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 26, 2017, plus an annual retainer of $75,000 for serving as non-executive chairman.

Lead Director Compensation

Mr. Richard I. Beattie was appointed the Lead Independent Director of the Board on July 6, 2017. Mr. Beattie will continue to receive the standard compensation for non-employee directors of HSII set forth in HSII’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 26, 2017, plus an annual retainer of $40,000 for serving as the Lead Independent Director.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Employment Agreement between Heidrick & Struggles International, Inc. and Krishnan Rajagopalan dated September 21, 2017

99.2	Letter Agreement between Heidrick & Struggles International, Inc. and Tracy R. Wolstencroft dated September 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: September 21, 2017	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer